Exhibit 32.2
GLORI ENERGY INC.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Glori Energy Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2015 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Victor Perez, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 6, 2015

/s/ Victor Perez
Victor Perez
Chief Financial Officer